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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-3096) of our report dated March 15, 1996, on our audits of the combined financial statements of Beachwood Care Center, Westbay Manor Company, Westbay Manor II Development Company, Royalview Manor Company, and Royalview Manor Development Company. We also consent to the reference to our firm under the caption "Experts".



/s/ Howard, Wershbale & Co.


Howard, Wershbale & Co.
Cleveland, Ohio
May 16, 1996